         EXHIBIT 21 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS


                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                Three Months Ended
                                                                                     March 31
                                                                             -----------------------
                                                                                1995           1994
                                                                                ----           ----
Net sales. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $368,551       $323,277

Costs and expenses:
     Cost of products sold . . . . . . . . . . . . . . . . . . . . . .        290,692        250,978
     Selling, general and administrative expenses. . . . . . . . . . .         45,333         44,494
     Research and development. . . . . . . . . . . . . . . . . . . . .          3,257          3,798
     Interest expense. . . . . . . . . . . . . . . . . . . . . . . . .          3,029          1,616
     Other (income). . . . . . . . . . . . . . . . . . . . . . . . . .           (538)          (199)
     Minority interest in net income . . . . . . . . . . . . . . . . .            988            602
                                                                             --------       --------

Income before income taxes . . . . . . . . . . . . . . . . . . . . . .         25,790         21,988

     Taxes based on income - cash. . . . . . . . . . . . . . . . . . .          7,588          7,962
     Taxes based on income - deferred. . . . . . . . . . . . . . . . .          2,112            438
                                                                             --------       --------

Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $ 16,090       $ 13,588
                                                                             --------       --------
                                                                             --------       --------


Earnings per share of common stock . . . . . . . . . . . . . . . . . .           $.31           $.26
                                                                                 ----           ----
                                                                                 ----           ----

Cash dividends paid. . . . . . . . . . . . . . . . . . . . . . . . . .           $.16          $.135
                                                                                 ----           ----
                                                                                 ----           ----


Average common shares and common
   stock equivalents outstanding . . . . . . . . . . . . . . . . . . .         51,877         51,890
                                                                              -------         ------
                                                                              -------         ------

         EXHIBIT 21 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                            (IN THOUSANDS OF DOLLARS)


                                                             Mar 31     Dec 31
                           ASSETS                             1995       1994
                                                              ----       ----
Cash . . . . . . . . . . . . . . . . . . . . . . . . .     $ 15,432   $  12,726
Accounts receivable - net. . . . . . . . . . . . . . .      195,662     197,164
Inventories. . . . . . . . . . . . . . . . . . . . . .      181,444     168,153
Prepaid expenses and deferred charges. . . . . . . . .       42,074      40,829
                                                           --------    --------
  Total current assets . . . . . . . . . . . . . . . .      434,612     418,872
                                                           --------    --------
Property and equipment, net. . . . . . . . . . . . . .      471,906     461,316

Excess of cost of investments in
   subsidiaries over net assets acquired . . . . . . .       29,557      29,743
Other assets . . . . . . . . . . . . . . . . . . . . .       13,405      13,408
                                                           --------    --------
  Total. . . . . . . . . . . . . . . . . . . . . . . .       42,962      43,151
                                                           --------    --------
TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . .     $949,480    $923,339
                                                           --------    --------
                                                           --------    --------

               LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term borrowings. . . . . . . . . . . . . . . . .    $   1,671  $    1,671
Current portion of long-term debt. . . . . . . . . . .          776         753
Accounts payable . . . . . . . . . . . . . . . . . . .      149,356     159,272
Accrued salaries and wages . . . . . . . . . . . . . .       23,361      31,956
Accrued income and other taxes . . . . . . . . . . . .       22,243      17,166
                                                           --------    --------
  Total current liabilities. . . . . . . . . . . . . .      197,407     210,818

Long-term debt, less current portion . . . . . . . . .      192,019     171,728
Deferred taxes . . . . . . . . . . . . . . . . . . . .       42,218      40,013
Other liabilities and deferred credits . . . . . . . .       59,029      58,823
                                                           --------    --------
  Total liabilities. . . . . . . . . . . . . . . . . .      490,673     481,382
                                                           --------    --------

Minority interest. . . . . . . . . . . . . . . . . . .       25,491      23,930
STOCKHOLDERS' EQUITY:
    Common stock (56,003,366 and 55,723,731 shares). .        5,600       5,572
    Capital in excess of par value . . . . . . . . . .      104,711     101,290
    Retained income. . . . . . . . . . . . . . . . . .      447,215     439,364
    Cumulative translation adjustment. . . . . . . . .        9,283       5,294
    Common stock held in treasury (4,512,405 shares) .     (133,493)   (133,493)
                                                           --------    --------
  Total stockholders' equity . . . . . . . . . . . . .      433,316     418,027
                                                           --------    --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY . . . . . .     $949,480    $923,339
                                                           --------    --------
                                                           --------    --------


         EXHIBIT 21 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                            (IN THOUSANDS OF DOLLARS)



                                                            Three Months Ended
                                                                 March 31
                                                            ------------------
                                                            1995         1994
                                                            ----         ----
CASH FLOWS FROM OPERATING ACTIVITIES

Net income . . . . . . . . . . . . . . . . . . . . . . . .   $ 16,090   $13,588
NON-CASH ITEMS:
    Depreciation and amortization. . . . . . . . . . . . .     14,948    13,348
    Minority interest. . . . . . . . . . . . . . . . . . .        988       602
    Deferred income taxes, non-current portion . . . . . .      2,147       542
    (Gain) loss on sale of property and equipment. . . . .         (3)       51
                                                             --------  --------

Cash provided by operations. . . . . . . . . . . . . . . .     34,170    28,131

Net change in receivables, inventories,
   prepaid expenses and payables . . . . . . . . . . . . .    (25,148)    5,103
Net change in deferred charges and credits . . . . . . . .        345    (4,103)
Other. . . . . . . . . . . . . . . . . . . . . . . . . . .        667      (160)
                                                             --------  --------

Net cash provided by operating activities. . . . . . . . .     10,034    28,971
                                                             --------  --------

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment. . . . . . . . . . . .    (24,199)  (27,110)
Business acquisitions. . . . . . . . . . . . . . . . . . .          0   (33,248)
Proceeds from sale of property and equipment . . . . . . .        250       189
Change in long-term receivables. . . . . . . . . . . . . .        (10)       88
                                                             --------  --------

Net cash used in investing activities. . . . . . . . . . .    (23,959)  (60,081)
                                                             --------  --------

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in long-term debt . . . . . . . . . . . . . . . .     19,398    40,614
Change in short-term debt. . . . . . . . . . . . . . . . .        133      (202)
Cash dividends paid. . . . . . . . . . . . . . . . . . . .     (8,239)   (6,913)
Stock incentive programs . . . . . . . . . . . . . . . . .      3,449        83
                                                             --------  --------

Net cash provided by financing activities. . . . . . . . .     14,741    33,582
                                                             --------  --------

Effect of exchange rates on cash . . . . . . . . . . . . .      1,890       428
                                                             --------  --------

Net increase in cash . . . . . . . . . . . . . . . . . . .   $  2,706  $  2,900
                                                             --------  --------
                                                             --------  --------

         EXHIBIT 21 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


TAXES BASED ON INCOME



     The Company's 1995 effective tax rate of 38% differs from the federal statutory rate of 35% primarily due to state and local income taxes.